CF BANKSHARES INC.

Exhibit 32.1

Section 1350 Certifications

In connection with the Quarterly Report on Form 10-Q of CF Bankshares Inc. (the “Company”) for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Timothy T. O’Dell, President and Chief Executive Officer of the Company, and Kevin J. Beerman,  Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of and for the period covered by the Report.

Dated: November 13, 2023	By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell
President and Chief Executive Officer

Dated: November 13, 2023	By:	/s/ Kevin J. Beerman
Kevin J. Beerman
Executive Vice President and Chief Financial Officer